Exhibit 99.2

First Quarter 2015 Results April 21, 2015 Investor Presentation

2015 vs. 2014 P&L Summary – First Quarter 1 April 21, 2015 (a) EBITA is a non - GAAP financial measure. See page 25 for the definition of this measure and page 19 for the reconciliation of non - GAAP measures . 2015 2014 Revenue 3,469.2$ 3,502.2$ EBITA (a) 405.0 407.1 Margin % 11.7% 11.6% Amortization of Intangibles 27.3 24.4 Operating Income 377.7$ 382.7$ Margin % 10.9% 10.9% First Quarter

2015 vs. 2014 P&L Summary – First Quarter 2 April 21, 2015 2015 2014 Operating Income 377.7$ 382.7$ Net Interest Expense 34.2 39.0 Income Taxes 112.7 116.3 Tax Rate % 32.8% 33.8% Income/(Loss) from Equity Method Investments (1.0) 0.6 Noncontrolling Interests 20.7 22.5 Net Income - Omnicom Group 209.1$ 205.5$ First Quarter

2015 vs. 2014 Earnings Per Share – First Quarter 3 April 21, 2015 2015 2014 Net Income - Omnicom Group 209.1$ 205.5$ Net Income allocated to Participating Securities (2.8) (4.1) Net Income available for common shares 206.3$ 201.4$ Diluted Shares (millions) 247.4 261.4 EPS - Diluted 0.83$ 0.77$ Dividend Declared per Share 0.50$ 0.40$ First Quarter

2015 Total Revenue Change – First Quarter 4 April 21, 2015 (a) To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates fro m t he equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant cu rrency. (b) Net acquisitions revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against thi s number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period. (c) Organic revenue is calculated by subtracting both the net acquisitions revenue and the FX impact from total revenue growth. 1Q '14 FX Impact Net Acquisitions Organic Revenue 1Q '15 $3,502 $3,469 $(226) $14 $179 (b) (c) - 0.9% (6.4)% 0.4% 5.1% (a)

2015 Revenue by Region 5 First Quarter April 21, 2015 $ Mix % Growth % Organic Growth (a) North America 2,067.2$ 3.9% 4.8% UK 346.5 2.4% 9.3% Euro & Other Europe 554.8 -16.9% 2.7% Asia Pacific 356.8 -0.7% 6.7% Latin America 83.8 -9.5% 3.4% Africa MidEast 60.1 7.9% 10.6% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 4. North America 59.6% UK 10.0% Euro Markets & Other Europe 16.0 % Asia Pacific 10.3% Latin America 2.4% Africa MidEast 1.7%

2015 Revenue by Discipline April 21, 2015 6 First Quarter $ Mix % Growth % Organic Growth (a) Advertising $ 1,709.2 0.9% 7.7% CRM 1,169.5 -5.0% 2.6% PR 330.9 1.7% 3.1% Specialty 259.6 2.7% 2.6% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the FX Impact and Net Acquisitions revenue, as defined on page 4. Specialty 7.5% PR 9.5% CRM 33.7% Advertising 49.3%

Revenue by Industry April 21, 2015 7 Auto 8% Consumer Products 10% Financial Services 7% Food & Beverage 13% Other 25% Pharma & Health 11% Retail 6% Tech 9% Telcom 5% T&E 6% Auto 8% Consumer Products 10% Financial Services 7% Food & Beverage 14% Other 25% Pharma & Health 10% Retail 6% Tech 9% Telcom 6% T&E 5% First Quarter – 2015 First Quarter – 2014

Cash Flow Performance 8 April 21, 2015 2015 2014 Net Income 229.8$ 228.0$ Depreciation and Amortization Expense 74.2 70.9 Share-Based Compensation Expense 24.6 21.6 Other Non-Cash Items to Reconcile to Net Cash Used in Operating Activities, net (7.1) (8.5) Free Cash Flow (a) 321.5$ 312.0$ Three Months Ended March 31 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 18. (a) The Free Cash Flow amounts presented above are non - GAAP financial measures. See page 25 for the definition of these measures and page 20 for the reconciliation of the non - GAAP measures.

Cash Flow Performance 9 April 21, 2015 2015 2014 Free Cash Flow (a) 321.5$ 312.0$ Primary Uses of Cash: Dividends 126.2 105.9 Dividends paid to Noncontrolling Interest Shareholders 25.0 24.8 Capital Expenditures 38.2 42.5 Acquisitions and Payments for Additional Interest in Controlled Subsidiaries including Contingent Purchase Price Payments, net of Proceeds from Sale of Investments 31.6 16.2 Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans 256.1 8.5 Primary Uses of Cash (a) 477.1 197.9 Net Free Cash Flow (a) (155.6)$ 114.1$ Three Months Ended March 31 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 18. (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non - GAAP financial measures. See pag e 25 for the definition of these measures and page 20 for the reconciliation of non - GAAP measures.

Current Credit Picture 10 April 21, 2015 (a) EBITDA is a non - GAAP financial measure. See page 25 for the definition of this measure and page 19 for the reconciliation of no n - GAAP measures. (b) Net Debt is a non - GAAP financial measure. See page 25 for the definition of this measure. (c) See pages 14 and 15 for additional information on our Senior Notes. 2015 2014 EBITDA (a) $ 2,236.8 $ 2,120.9 Gross Interest Expense 173.1 195.8 EBITDA / Gross Interest Expense 12.9 x 10.8 x Total Debt / EBITDA 2.1 x 1.9 x Net Debt (b) / EBITDA 1.4 x 0.9 x Debt Bank Loans (Due Less Than 1 Year) $ 10 $ 8 CP & Borrowings Issued Under Revolver - - Convertible Notes - 253 Senior Notes (c) 4,500 3,750 Other Debt 94 28 Total Debt $ 4,604 $ 4,039 Cash and Short Term Investments 1,532 2,089 Net Debt (b) $ 3,072 $ 1,950 Twelve Months Ended March 31

Historical Returns 11 April 21, 2015 Return on Invested Capital (ROIC) (a) : Twelve Months Ended March 31, 2015 18.6% Twelve Months Ended March 31, 2014 16.9% Return on Equity (b) : 15 Twelve Months Ended March 31, 2015 36.3% Twelve Months Ended March 31, 2014 28.8% (a) Return on Invested Capital is After Tax Reported Operating Income (a non - GAAP measure – see page 25 for the definition of this m easure and page 20 for the reconciliation of non - GAAP measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long - term liabilities and short - term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period.

Net Cash Returned to Shareholders through Dividends and Share Repurchases 12 April 21, 2015 0.5 0.7 0.9 1.1 1.3 1.6 2.0 2.3 2.8 2.9 2.1 2.9 3.7 3.6 4.8 5.6 6.5 7.0 8.0 8.3 $0.7 $1.5 $2.4 $3.3 $4.3 $5.1 $5.9 $6.9 $7.9 $8.9 $10.0 $10.2 76% 92% 110% 108% 105% 92% 103% 103% 107% 104% 108% 109% $- $2.0 $4.0 $6.0 $8.0 $10.0 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Q1 2015 Cumulative Cost of Net Shares Repurchased - Payments for repurchases of common stock less proceeds from stock plans. Cumulative Dividends Paid Cumulative Net Income - Omnicom Group Inc. % of Cumulative Net Income Returned to Shareholders - Cumulative Dividends Paid plus Cumulative Cost of Net Shares Repurchased divided by Cumulative Net Income. From 2004 through March 31, 2015, Omnicom distributed over 100% of Net Income to shareholders through Dividends and Share Repurchases . $ In Billions

Supplemental Financial Information April 21, 2015 13

Omnicom Debt Structure Bank Loans $10 2024 Senior Notes $750 2022 Senior Notes $1,250 2020 Senior Notes $1,000 2019 Senior Notes $500 2016 Senior Notes $1,000 14 April 21, 2015 The above chart sets forth Omnicom’s debt outstanding at March 31, 2015. The amounts reflected above for the 2016, 2019, 2020, 2022 and 2024 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019, August 15, 2020, May 1, 2022 and November 1, 2024, respectively.

Omnicom Debt Maturity Profile 15 April 21, 2015 Other borrowings at March 31, 2015 include short - term borrowings of $10 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstandi ng through July 31, 2019, the date of expiration of our five - year credit facility. $0 $250 $500 $750 $1,000 $1,250 2016 Senior Notes Other Borrowings 2019 Senior Notes 2022 Senior Notes 2020 Senior Notes 2024 Senior Notes

Historical Return Trends 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 LTM 3/31/15 April 21, 2015 16 (a) Return on Equity (“ROE”) is Reported Net Income for the given period divided by the average shareholders’ equity at the begin nin g and end of the period. (b) Return on Invested Capital (“ROIC”) is After Tax Reported Operating Income (a non - GAAP measure – see page 25 for the definition of this measure and page 20 for the reconciliation of non - GAAP measure for LTM 3/31/15) divided by the average of Invested Capital at the beginning and end of the period (book value of all long - term liabilities and short - term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). Return on Equity Average through March 31, 2015 – 25.9% Return on Invested Capital Average through March 31, 2015 - 20.5% ROE (a) ROIC (b)

2015 Acquisition Related Expenditures 17 April 21, 2015 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in e xis ting affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equ ity – Noncontrolling Interest. (c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired. Year to Date Acquisitions of Businesses and Affiliates (a) 22.8$ Additional Interest in Controlled Subsidiaries (b) 3.1 Earn-outs on acquisitions completed after January 1, 2009 (c) 1.8 Total Acquisition Expenditures (d) 27.7$

Condensed Cash Flow 18 April 21, 2015 2015 2014 Net Income 229.8$ 228.0$ Share-Based Compensation Expense 24.6 21.6 Depreciation and Amortization 74.2 70.9 Other Non-Cash Items to Reconcile to Net Cash Used in Operating Activities, net (7.1) (8.5) Changes in Operating Capital (559.5) (742.3) Net Cash Used in Operating Activities (238.0) (430.3) Capital Expenditures (38.2) (42.5) Acquisitions, net of Proceeds from Sale of Investments (26.7) - Net Cash Used in Investing Activities (64.9) (42.5) Dividends (126.2) (105.9) Dividends paid to Noncontrolling Interest Shareholders (25.0) (24.8) Proceeds from Short-term Debt, net 2.7 1.7 Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans (256.1) (8.5) Payments for Acquisition of Additional Noncontrolling Interests (3.1) (8.4) Contingent Purchase Price Payments (1.8) (7.8) Other Financing Activities, net (9.0) (3.2) Net Cash Used in Financing Activities (418.5) (156.9) Effect of exchange rate changes on cash and cash equivalents (140.0) 1.3 Net Decrease in Cash and Cash Equivalents (861.4)$ (628.4)$ Three Months Ended March 31

# Reconciliation of Non-GAAP Measures

| | Three Months Ended March 31 | | Twelve Months Ended March 31 | |
|---|---|---|---|---|
| | 2015 | 2014 | 2015 | 2014 |
| **Revenue** | $ 3,469.2 | $ 3,502.2 | $ 15,284.8 | $ 14,687.8 |
| *Operating Expenses, excluding Depreciation and Amortization* | 3,017.3 | 3,048.6 | 13,048.0 | 12,566.9 |
| **EBITDA** | 451.9 | 453.6 | 2,236.8 | 2,120.9 |
| *Depreciation* | 46.9 | 46.5 | 187.7 | 184.8 |
| **EBITA** | 405.0 | 407.1 | 2,049.1 | 1,936.1 |
| *Amortization of Intangibles* | 27.3 | 24.4 | 110.1 | 99.8 |
| **Operating Income** | 377.7 | 382.7 | 1,939.0 | 1,836.3 |
| *Net Interest Expense* | 34.2 | 39.0 | 129.3 | 162.3 |
| **Income Before Tax** | 343.5 | 343.7 | 1,809.7 | 1,674.0 |
| *Taxes* | 112.7 | 116.3 | 589.5 | 572.3 |
| *Income from Equity Method Investments* | (1.0) | 0.6 | 14.6 | 13.3 |
| **Net Income** | 229.8 | 228.0 | 1,234.8 | 1,115.0 |
| *Less: Net Income Attributed to Noncontrolling Interests* | 20.7 | 22.5 | 127.2 | 123.5 |
| **Net Income - Omnicom Group** | $ 209.1 | $ 205.5 | $ 1,107.6 | $ 991.5 |

The above reconciles EBITDA and EBITA to the GAAP financial measures for the periods presented.

EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios, as presented on page 10 of this presentation.

OmnicomGroup April 21, 2015 19

Reconciliation of Non - GAAP Measures April 21, 2015 20 2015 2014 Net Free Cash Flow (155.6)$ 114.1$ Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (559.5) (742.3) Proceeds from Short-term Debt, net 2.7 1.7 Other Financing Activities, net (9.0) (3.2) Effect of exchange rate changes on cash and cash equivalents (140.0) 1.3 Net Decrease in Cash and Cash Equivalents (861.4)$ (628.4)$ Three Months Ended March 31 2015 2014 Reported Operating Income 1,939.0$ 1,836.3$ Effective Tax Rate for the applicable period 32.6% 34.2% Income Taxes on Reported Operating Income 632.1 628.0 After Tax Reported Operating Income 1,306.9$ 1,208.3$ Twelve Months Ended March 31

Supplemental Information 21 April 21, 2015 2015 Reported 2014 Reported % ∆ Operating expenses: Salary and service costs 2,620.8$ 2,622.8$ -0.1% Office and general expenses: Amortization of Intangibles 27.3 24.4 Depreciation 46.9 46.5 Other office and general expenses 396.5 425.8 -6.9% Total office and general expenses 470.7 496.7 Total operating expenses 3,091.5$ 3,119.5$ -0.9% Net Interest expense: Interest expense 43.6$ 47.7$ Interest income 9.4 8.7 Net Interest expense 34.2$ 39.0$ -12.3% First Quarter

First Quarter Acquisitions April 21, 2015 22 Founded in 2008, Torben , Lucie und die gelbe Gefahr , or TLGG, is a leading German independent digital marketing agency specializing in digital transformation, specifically with respect to social media, social CRM/Big Data and digital content marketing. TLGG’s services are split between strategic consulting, content creation and community management. TLGG is located in Berlin, Germany and will operate as part of the RAPP division within The DAS Group of Companies.

First Quarter Acquisitions April 21, 2015 23 Founded in 2008, Trakken Web Services provides specialized web analytics and conversion rate optimization services to an array of clients across multiple industries. Trakken’s consulting services provide clients actionable insights to improve the efficiency of their online assets as well as better understand their customer behaviors. Trakken has also developed a SaaS - based web analytics platform to provide aggregated source metrics to users via a bespoke dashboard. Trakken is based in Hamburg, Germany and will operate within the Omnicom Media Group network.

First Quarter Acquisitions April 21, 2015 24 Mercury Public Affairs has acquired a controlling interest in its non - equity affiliate Mercury New Jersey (“MNJ”), a government consultancy agency. MNJ provides strategic consulting services for corporate, non - profit, trade and advocacy groups, focusing on issues impacting the State of New Jersey. Agency services include public affairs campaigns and government relations consulting. Located in Westfield, New Jersey, MNJ will operate as a division of the Mercury Public Affairs within The DAS Group of Companies.

# Disclosure

The preceding materials have been prepared for use in the April 21, 2015 conference call on Omnicom's results of operations for the period ended March 31, 2015. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

**Forward-Looking Statements**

Certain statements in this presentation constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company's management as well as assumptions made by, and information currently available to, the Company's management. Forward-looking statements may be accompanied by words such as "aim," "anticipate," "believe," "plan," "could," "would," "should," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "will," "possible," "potential," "predict," "project" or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company's control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: international, national or local economic, social or political conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; ability to hire and retain key personnel; ability to attract new clients and retain existing clients in the manner anticipated; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; conditions in the credit markets; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company's international operations, which are subject to the risks of currency fluctuation and currency repatriation restrictions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company's business, including those described in the "Risk Factors" in Omnicom's Annual Report on Form 10-K for the year ended December 31, 2014. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

**Non-GAAP Financial Measures**

We present financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP") and adjustments to the GAAP presentation ("Non-GAAP"), which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 19 and 20.

The Non-GAAP measures used in this presentation include the following:

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense less other non-cash items to reconcile to net cash provided by operating activities. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is meaningful because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Reported Operating Income, defined as reported operating income less income taxes calculated using the effective tax rate for the applicable period.

**Other Information**

All dollar amounts are in millions except for per share amounts and figures shown on page 3 and the net cash returned to shareholders figures on page 12. The information contained in this document has not been audited, although some data has been derived from Omnicom's historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup April 21, 2015 25